                                                                   EXHIBIT 10.11



                                     FORM OF
                      INVESTMENT MANAGEMENT TRUST AGREEMENT

      This INVESTMENT MANAGEMENT TRUST AGREEMENT (this "Agreement") is made as of __________ __, 2006 by and between Navitas International Corporation (the "Company"), a Delaware corporation, and Continental Stock Transfer & Trust Company ("Trustee").

      WHEREAS, the Company's Registration Statement on Form S-1, File No. 333-130697, as amended (the "Registration Statement" and the final prospectus contained therein, the "Prospectus"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof ("Effective Date") by the Securities and Exchange Commission; and

      WHEREAS, FTN Midwest Securities Corp. is acting as the representative (the "Representative") of the underwriters in the IPO; and

      WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, $107,094,184 of the net proceeds of the IPO ($123,619,184 if the underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the Representative and the public holders (the "Public Stockholders") of the Company's common stock, par value $.0001 per share (the "Common Stock"), issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statute. The amount to be delivered to the Trustee will be referred to herein as the "Property." The Public Stockholders, the Representative and the Company will be referred to together as the "Beneficiaries"; and

      WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

            (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Revised Statutes, in a segregated trust account (the "Trust Account") established by the Trustee at a branch of JPMorgan Chase or Bear Stearns, as selected by the Company;

            (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

            (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company;

            (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

            (e) Notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

            (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

            (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative to do so;

            (h) Render to the Company and to the Representative, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

            (i) If there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse funds by bank wire transfer out of the Property in the Trust Account to the Company's designated bank account in an amount specified by the Company as required to pay its income tax liability. In all such cases the Trustee shall promptly provide the Representative with a copy of any disbursement requests or other correspondence it receives with respect to any proposed withdrawal from the Trust Account;

            (j) Commence and effect a partial or complete liquidation of the Trust Account only in accordance with the following procedures:

                  (i) The Trustee shall liquidate the Property (other than cash)
            and distribute the proceeds of such liquidation and any cash held in the Trust Account immediately after receipt of, and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as the case may be;

                  (ii) Any Termination Letter delivered pursuant to this
            Agreement shall be executed on behalf of the Company by its Chief Executive Officer, President, Chairman of the Board or Vice-President, Finance;

                  (iii) Notwithstanding the provisions of Section 1(j)(i)
            hereof, the Trust Account shall be immediately liquidated and distributed to the Public Stockholders of record on the Record Date or the Extended Record Date (each as defined below), as the case may be, in the manner described in the Termination Letter attached as Exhibit B, in the event that a Termination Letter has not been received by the Trustee by either: (A) [ ], 2007 (the "Record Date"), or a more practicable date, determined by the Trustee in its sole and absolute discretion, which is no more than ten (10) days before or after the Record Date or (B) the date that is the six month anniversary of the Record Date or such other, more practicable date, as determined by the Trustee in accordance with subsection (A) above (such date, the "Extended Record Date"), in the event that a letter of intent, agreement in principle or definitive agreement has been executed prior to the Record Date in connection with a Business Combination (as defined in the Prospectus) that has not been consummated by the Extended Record Date.

                  (iv) All distributions of Property made to the Public
            Stockholders upon the liquidation of the Trust Account as provided for herein shall be made from the Trust Account through the Trustee (and not through the Company) as follows: (A) through the Trustee, as transfer agent for the Company, to the Public Stockholders who hold shares of Common Stock "of record" as of the Record Date or the Extended Record Date, as the case may be, or (B) through the Depository Trust Company, to the Public Stockholders who hold shares of Common Stock in "street name" as of the Record Date or the Extended Record Date, as the case may be.

                  (v) In all cases, the Trustee shall provide the Representative with a copy of any termination letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same.

      2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

            (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, President, Chairman of the Board or Vice-President, Finance. The Company shall promptly provide a copy of any such instructions to the Representative. In addition, except with respect to its duties under Section 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing, with a copy of such confirmation sent to the Representative;

            (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

            (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter pay the annual fee on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Section);

            (d) Provide to the Trustee (and, at such time, certify in writing, and cause each of the Company's executive officers and directors to certify in writing, to the Trustee as to the veracity and completeness of) any letter of intent, agreement in principle or definitive agreement that is executed prior to the Record Date in connection with a Business Combination; and

            (e) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

      3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

            (a) Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

            (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

            (c) Change the investment of any Property, other than in compliance with Section 1(c);

            (d) Refund any depreciation in principal of any Property;

            (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

            (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for the Trustee's gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

            (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

            (h) File tax reports, prepare income tax returns or pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 1(i), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse funds by bank wire transfer out of the Property in the Trust Account to the Company's designated bank account in an amount specified by the Company as required to pay its income tax liability); and

            (i) Compute, confirm or otherwise verify amounts requested by the Company pursuant to Section 1(i) above.

      4. Termination. This Agreement shall terminate as follows:

            (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

            (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

            (c) On such date after the Record Date (or, as the case may be, the Extended Record Date) when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to Section 1(j) hereof.

      5. Miscellaneous.

            (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

            (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

            (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made, and no successor Trustee may be appointed pursuant to Section 4(a), without the prior written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

            (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

            (e) The Company and the Trustee hereby acknowledge that this Agreement may not be amended, changed, waived, altered or modified without the prior written consent of the Representative, which consent may not be unreasonably withheld.

            (f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission and shall be deemed given when so delivered personally or sent by facsimile transmission or, if sent by private national courier service, on the next business day after delivery to the courier, or if mailed, two business days after the date of the mailing, as follows:

                  If to the Trustee, to:

                  Continental Stock Transfer
                  & Trust Company
                  17 Battery Place
                  New York, New York  10004
                  Attn:  Steven G. Nelson
                  Fax No.:  (212) 509-5150

                  If to the Company, to:

                  Navitas International Corporation
                  4 Dublin Circle
                  Burlington, Massachusetts  01803
                  Attn:  Servjeet S. Bhachu, General Counsel
                  Fax No.:

                  and

                  Bingham McCutchen LLP

                  150 Federal Street
                  Boston, MA  02110
                  Attn:  Julio E. Vega, Esq.

                  in either case with a copy to:

                  FTN Midwest Securities Corp.
                  350 Madison Avenue
                  New York, New York 10038
                  Fax No.:

                  and

                  Kelley Drye & Warren LLP
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, CT  06901
                  Attn:  Randi-Jean G. Hedin, Esq.

            (g) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representative.

            (h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

            (i) The Trustee hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account, for any reason whatsoever.

            (j) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                    CONTINENTAL STOCK TRANSFER & TRUST
                                    COMPANY, as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    NAVITAS INTERNATIONAL CORPORATION

                                    By:
                                       -----------------------------------------
                                         Name: Parag G. Mehta
                                         Title: President and Chief Executive
                                                Officer

                                                                       EXHIBIT A


                        NAVITAS INTERNATIONAL CORPORATION
                                 4 Dublin Circle
                         Burlington, Massachusetts 01803
                                 (617) 721-8295

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Re:  Trust Account No.  [                  ]  Termination Letter

Gentlemen:

     Pursuant to Section 1(j) of the Investment Management Trust Agreement between Navitas International Corporation (the "Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of ___________, 2006 (the "Trust Agreement"), this is to advise you that the Company has entered into an
agreement (the "Business Agreement") with           (the "Target Business") to
consummate a business combination (as defined in the Prospectus) with the Target Business (the "Business Combination") on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (the "Consummation Date").

     Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you
with an affidavit or certificate of           , which verifies the vote of the
Company's stockholders in connection with the Business Combination, including the identities of the Public Stockholders who exercised their conversion option in connection with the Business Combination (the "Vote Verification"). In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account (as defined in the Trust Agreement) to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for distribution.

     On the Consummation Date, the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"), including such instructions as may be necessary to ensure compliance with Section 11-51-302(6) of the Colorado Revised Statutes. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Account Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                Very truly yours,

                                NAVITAS INTERNATIONAL CORPORATION

                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT B


                        NAVITAS INTERNATIONAL CORPORATION
                                 4 Dublin Circle
                         Burlington, Massachusetts 01803
                                 (617) 721-8295

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Re:  Trust Account No.  [                 ]   Termination Letter

Gentlemen:

     Pursuant to Section 1(j) of the Investment Management Trust Agreement between Navitas International Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of ______________, 2006 (the "Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. In connection with this liquidation, you are hereby authorized, in your discretion, to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the date of this letter. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date") in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company on a pro rata basis to the Public Stockholders of the Company, provided that you shall retain in the Trust Account an amount equal to estimated taxes that are or will be due on income of the Trust Account at an assumed rate of [__]%. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

                                    Very truly yours,

                                    NAVITAS INTERNATIONAL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

     AUTHORIZED INDIVIDUAL(S)                   AUTHORIZED
      FOR TELEPHONE CALL BACK               TELEPHONE NUMBER(S)
      -----------------------               -------------------
 Company:

 Navitas International Corporation
 4 Dublin Circle
 Burlington, Massachusetts 01803
 Attn:  Vivek K. Soni, Chairman
                                              (781) 334-5934
 Trustee:

 Continental Stock Transfer
 & Trust Company
 17 Battery Place
 New York, New York 10004
 Attn:  Steven G. Nelson, Chairman            (212) 509-4000